UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2016

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37556	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2016, the Board of Directors (the “Board”) of Stericycle, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board (the “Compensation Committee”), adopted the Stericycle, Inc. Supplemental Retirement Plan (the “Plan”), effective January 1, 2017. The Plan applies to directors, management and highly compensated employees of the Company, or an applicable Company subsidiary, who are determined by the Compensation Committee to be eligible to participate therein (each a “Participant”). The Plan is unfunded and designed to be a nonqualified deferred compensation retirement plan in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Under the Plan, an account will be created for each Participant. The Company may credit a Participant’s account with a designated portion of a Participant’s compensation for a specified year elected by the Participant (the “Elective Deferral Contributions”) and an amount declared by the Company for a specified year, as determined in the Company’s sole discretion from time to time (the “Company Discretionary Contributions”). Earnings on the credited amounts will be based on the performance of various investment funds selected by the Participant that will include the same investment options offered under the Stericycle, Inc. 401(k) Plan.

The Plan permits Participants to elect to receive distributions, which generally become payable only upon a termination of employment with the Company, in either a lump sum or in up to fifteen annual installments. The Participant will always be fully vested in that portion of the Participant’s account attributable to the Elective Deferral Contributions, and will be vested in the Company Discretionary Contributions five years from the date the first Employer Discretionary Contribution was credited to the Participant’s account, provided the Participant remains an employee or member of the Board, as applicable, as of the fifth anniversary vesting date. The unvested portion of a Participant’s account will generally be forfeited upon a termination of employment. A Participant’s vested interests under the Plan will be forfeited upon a termination of employment for Cause (as defined in the Plan). A Participant will have a fully vested interest in the Participant’s account upon a termination of employment due to the Participant’s death or Total and Permanent Disability (as defined in the Plan). In the event of a change in control in the Company (which qualifies as a change in control transaction for purposes of Section 409A of the Code), a Participant that remains employed with the Company upon the closing of the change in control transaction will become immediately vested in his or her Plan benefits.

The above summary is qualified by reference to the text of the Plan that is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Stericycle, Inc. Supplemental Retirement Plan, effective January 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2016	STERICYCLE, INC.

	By:	/s/ Daniel V. Ginnetti
Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stericycle, Inc. Supplemental Retirement Plan, effective January 1, 2017